UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1027 Newport Avenue Pawtucket, Rhode Island	02861
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On August 3, 2023, Hasbro, Inc. ( “Hasbro”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Lions Gate Entertainment Corp., a British Columbia company (“LGEC”),  Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”) and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée (“LGMP” and, together with LGEC and LGEI, “Lionsgate”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Hasbro has agreed to sell to Lionsgate all of the issued and outstanding equity interests of the entities which, after giving effect to the Pre-Closing Reorganization (as defined in the Purchase Agreement), collectively constitute its Entertainment One television and film (“eOne”) business (the “Transaction”).  eOne is a global film and television company that specializes in the development, acquisition, production and sale of entertainment content.

The consideration to be paid to Hasbro in connection with the Transaction is approximately $500 million, consisting of $375 million in cash, subject to certain purchase price adjustments, plus the assumption by Lionsgate of production financing indebtedness (the “Closing Consideration”). In addition to the Closing Consideration, the Purchase Agreement also provides for potential earnout payments to the Seller, to be determined on the basis of the post-closing performance of certain specified eOne projects. Hasbro intends to use the Closing Consideration to retire indebtedness and for other general corporate purposes. The transaction is expected to close by the end of 2023.

Consummation of the Transaction is subject to the satisfaction or waiver of certain conditions, including the receipt of certain regulatory approvals and the delivery by Hasbro to Lionsgate of certain financial statements in respect of the eOne business. The Purchase Agreement contains customary termination rights permitting each party to terminate the Purchase Agreement under certain specified circumstances, including if the closing has not occurred on or before January 31, 2024.  The Purchase Agreement contains customary representations, warranties and covenants, as well as certain indemnification provisions, between Hasbro, on the one hand, and Lionsgate, on the other.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.01 hereto and is incorporated herein by reference.

The foregoing summary has been included to provide security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any factual information about Hasbro or Lionsgate. The Purchase Agreement contains representations and warranties that Hasbro, on one hand, and Lionsgate, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement or contained in confidential disclosure schedules. Some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from those generally applicable to security holders or (iii) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Hasbro or Lionsgate. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Hasbro’s public disclosures.

Amendments to Credit Agreement and Term Loan Agreement

On August 3, 2023, Hasbro and its subsidiary Hasbro SA entered into a Second Amendment to the Second Amended and Restated Revolving Credit Agreement (the “Second Amendment to the Revolving Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender, a letter of credit issuer and a lender and certain other financial institutions, as lenders and letter of credit issuers (the “Revolving Credit Agreement”). The Second Amendment to the Revolving Credit Agreement amends the Revolving Credit Agreement to, among other things, (i) effective as of the closing date of the Transaction (as defined above), amend certain of the exceptions to the restrictions on Hasbro’s and its domestic subsidiaries’ ability to allow liens on their assets and incur indebtedness; (ii) permit the consummation of the Transaction under the Revolving Credit Agreement; and (iii) adjust the Consolidated Total Leverage Ratio (as defined in the Revolving Credit Agreement) such that, effective as of the closing date, the maximum Consolidated Total Leverage Ratio permitted at the end of any fiscal quarter ended on or after the closing date of the Transaction is 4.50:1.00.

On August 3, 2023, Hasbro also entered into a Second Amendment to the Term Loan Agreement (the “Second Amendment to the Term Loan Agreement”) with Bank of America, N.A., as administrative agent, and certain financial institutions, as lenders (the “Term Loan Agreement”).  The Second Amendment to the Term Loan Agreement amends the Term Loan Agreement to, among other things, (i) effective as of the closing date of the Transaction, amend certain of the exceptions to the restrictions Hasbro’s and its domestic subsidiaries’ ability to allow liens on their assets and incur indebtedness; (ii) permit the consummation of the Transaction under the Term Loan Agreement; and (iii) adjust the Consolidated Total Leverage Ratio (as defined in the Term Loan Agreement) such that, effective as of the closing date of the Transaction, the maximum Consolidated Total Leverage Ratio permitted at the end of any fiscal quarter ended on or after the closing date of the Transaction is 4.50:1.00.

The foregoing descriptions of the Second Amendment to the Revolving Credit Agreement and the Second Amendment to the Term Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment to the Revolving Credit Agreement and the full text of the Second Amendment to the Term Loan Agreement which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 3, 2023, Hasbro issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

2.01	Equity Purchase Agreement, dated as of August 3, 2023, by and among Hasbro,. Inc., Lions Gate Entertainment Corp., Lions Gate Entertainment Inc. and Lions Gate International Motion Pictures S.à.r.l.*

10.1	Second Amendment to the Revolving Credit Agreement dated August 3, 2023.

10.2	Second Amendment to the Term Loan Agreement dated August 3, 2023.

99.1	Press Release issued by Hasbro on August 3, 2023.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

Forward-Looking Statements

Certain statements in this Current Report contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements include expectations concerning the expected timetable for completing the transaction; benefits of the transaction; and de-leveraging plans. Hasbro’s actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: uncertainty as to whether the transaction will be completed in a timely manner or at all; the conditions precedent to completion of the transaction, including the ability to secure applicable regulatory approvals in a timely manner or at all or on expected terms; risks of unexpected costs, liabilities or delays; the effect of ongoing writers and actors strikes; the effect of the announcement, pendency or consummation of the transaction on customers, employees, actors, writers, producers and operating results; and other risks detailed from time to time in Hasbro’s filings with the U.S. Securities and Exchange. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this report. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this Current Report or to update them to reflect events or circumstances occurring after the date of this Current Report. You should not place undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Gina Goetter
		Name:	Gina Goetter
		Title:	Executive Vice President and Chief Financial Officer
Date: August 7, 2023